                                                                 EXHIBIT 99.B16

                         PRUDENTIAL EQUITY INCOME FUND

                                    EXHIBIT
                          AVERAGE ANNUAL TOTAL RETURN
                                  CALCULATION


P(1+T)  to the power of n = ERV


Where:  P = hypothetical payment of $1,000.

        T = average annual total return.

        n = number of years.

      ERV = ending redeemable value.

--------------------------------------------------------------------------------

                        One Year ended October 31, 1997



                             ------------        -----------   -----------  ------------
                                Class A             Class B       Class C       Class Z
                             ------------        -----------   -----------  ------------
        P    =                  $1,000             $1,000        $1,000       $1,000

        ERV  =                  $1,384             $1,396        $1,436       $1,461

        n    =                     1.0                1.0           1.0          1.0

        T    =                  38.40%             39.60%        43.60%       46.12%


                                    Five Years ended               Since inception to
                                    October 31, 1997                October 31, 1997
                             ------------        -----------   -----------  ------------
                                Class A             Class B       Class C       Class Z
                             ------------        -----------   -----------  ------------
        P    =                  $1,000             $1,000        $1,000       $1,000

        ERV  =                 $31,045            $42,850       $18,440      $15,277

        n    =                     5.0                5.0           3.3          1.8

        T    =                  18.57%             18.79%        20.72%       28.94%